UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                      December 27, 2004 (December 21, 2004)
                Date of Report (Date of earliest event reported)

                               Baron Capital Trust
              Exact name of registrant as specified in its charter

         Delaware                     333-35063                 31-1574856
State or other jurisdiction     Commission File Number         IRS Employer
      of incorporation                                      Identification No.

                               Baron Capital Trust
                           3570 U.S. Highway 98 North
                             Lakeland, Florida 33809
                Address of principal executive offices, zip code

                                 (863) 853-2882
                         Registrant's telephone number,
                               including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.03 Bankruptcy or Receivership

      On December 21, 2004, Baron Capital Trust (the "Trust") and its operating partnership of which it is the general partner, Baron Capital Properties, L.P. (the "Operating Partnership") (collectively, the "Company"), filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code ("Bankruptcy Code"), in the United States Bankruptcy Court for the Middle District of Florida ("Bankruptcy Court" or "Court") (Case Nos. 04- 24463-8P1 and 04- 24465-8P1). The reorganization cases are intended to be jointly administered under the caption "In re Baron Capital Properties, et al., Case No. 04-24463-8P1", but said Motion to Jointly Administer has not been heard or acted upon as of December 27, 2004. The Honorable Alexander L. Paskay has been assigned to the cases. The Company will continue to operate its business as a "debtor-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. Numerous corporate and limited partnership subsidiaries of the Trust and the Operating Partnership, which own direct and indirect equity and debt interests in residential apartment properties, are not included in the bankruptcy petition filings reported in this Report and will continue their normal course of operations.

Item 8.01 Other Events

      The Company has experienced several developments, described in further detail below and many of them reported in prior Form 8-K current reports filed with the Securities and Exchange Commission (the "SEC"), since the end of the second quarter 2003 that have adversely affected its business, financial condition, operating results and prospects. As a result of these developments, the Company has experienced a period of transition, and its management and advisors have been evaluating all opportunities available to it to reorganize its operations in an attempt to improve its value and reduce overhead. Alternatives that management has investigated include the possible liquidation of all or a portion of the Company's property interests and other actions to reduce its overhead, including the elimination of the public company reporting costs of the Trust and the Operating Partnership.

      Because the Company has a complex structure involving a large number of affiliates, property interests, mortgage lenders and security holders, management has determined that its reorganization will be accomplished best under the protection of U.S. bankruptcy laws. Therefore, as described above in
Item 1.03, the Company has filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. At the annual meeting of shareholders held September 22, 2004, the Trust's shareholders approved a proposal authorizing management to cause the Trust and the Operating Partnership to file for reorganization in U.S. or state bankruptcy court, among other actions.

      The goal of current management is to maximize the value of the outstanding common shares of beneficial interest in the Trust ("Shares") and units of limited partnership interest in the Operating Partnership ("Units"), and management believes that the intended course of action, described in more detail in the notice of meeting, proxy statement and annual report (the "Proxy Materials") delivered to the Trust's shareholders in connection with the annual meeting of shareholders held September 22, 2004 (available for inspection on the Web at "www.sigmafinancial.com/baron_share.htm"), will allow the Company flexibility in resolving business, legal and accounting issues and is best suited to attain management's goal.


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Termination of Third Party Property Management Business

      Effective February 1, 2004, all 24 third party-owned real estate limited partnerships terminated their property management agreements with Barcap Realty Service Group, Inc. ("Barcap"), a subsidiary of the Trust. Prior to the termination, Barcap managed 24 residential apartment properties comprised of 1,746 units for the partnerships in exchange for property management fees. Seventeen of the properties were controlled by affiliates of Styles Holdings II, Inc., a Florida corporation controlled by Paul C. Steinfurth. Prior to termination, the Trust managed an additional 24 properties (comprised of 1,412 residential apartment units) for limited partnership subsidiaries of the Operating Partnership that owned record title to or subordinated debt interests in such properties.

      In 2003, the management of properties for third party owners accounted for approximately $500,000 of revenue for the Company, and was expected to exceed that amount in 2004. The loss of all third party property management revenue has materially and adversely affected the business, financial condition, operating results and prospects of the Company. As a result of these actions, the Company no longer derives any revenue from property management of third party-owned properties.

      Beginning July 1, 2004, Affirmative Arco Management Group L.L.C. ("Affirmative Arco"), an independent Florida-based property management company, took over management of substantially all the Company's properties, and management currently believes that the Company may be able to realize cost savings and improve property operations over time. Affirmative Arco has conducted an extensive evaluation of the Company's property interests and operations to assist management with its reorganization plan.

Resignation of Former Chief Executive Officer

      Also effective February 1, 2004, Robert L. Astorino, who served as Chief Executive Officer of the Trust and the Operating Partnership since the second half of 2000 following Gregory K. McGrath's departure from the Company, resigned from those positions to operate his own property management company and to pursue other business interests. Mr. Astorino's company, St. Armands Partners, L.L.C. ("SAP"), a Florida limited liability company, took over property management operations for all of the third party-owned properties previously managed by Barcap. In addition, between February and June 2004, SAP managed all properties in which Operating Partnership subsidiaries owned equity or subordinated debt interests in exchange for property management fees. Four additional employees of the Company resigned to join Mr. Astorino's company, including all three of the Company's area property managers. As a result of these actions, the Company no longer derives any revenues from property management of third party-owned properties. Early in December 2004, Mr. Astorino brought an action against the Company alleging that he is owed unpaid compensation. The Company intends to contest Mr. Astorino's claims vigorously and to assert counterclaims against him.

Resignation of KPMG LLP as the Company's Auditor

      On February 11, 2004, KPMG LLP resigned as the Company's independent accountants. Its resignation was primarily due to the parties' inability to agree on terms and conditions for a continuation of KPMG LLP's engagement in 2004 and to the Company's delays in completing its filing obligations with the SEC, and was not due to any disagreements between KPMG LLP and the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. KPMG LLP's resignation was not recommended or approved by the Board of Trustees of the Trust or by the Audit Committee of the Board of Trustees.

      As a result of KPMG LLP's resignation, high public reporting costs, the Company's poor cash position and other developments, the Trust and the Operating Partnership have not yet filed with the SEC their overdue annual reports on Form 10-KSB for 2003 or quarterly reports on Form 10-QSB for the third quarter 2003 or the first, second or third quarters 2004.

Election of New Board of Trustees

      The Trust was unable to transact any business, including the election of Trustees, at its annual meeting of shareholders originally scheduled for July 17, 2003 since it did not obtain sufficient shareholder votes necessary to


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attain a quorum. A proposal to elect three Trustees to serve on the Trust's
Board of Trustees was presented in the notice for the originally scheduled meeting. The three Trustee nominees included the two original Independent Trustees of the Trust, James H. Bownas and Peter M. Dickson, and the third Trustee, Jerome S. Rydell. The annual meeting was reconvened as a special shareholders' meeting on February 25, 2004, solely for the purpose of electing Trustees. Mr. Bownas and Mr. Dickson elected not to be nominated for reelection as Trustees at the special meeting, and two new nominees, Robert S. Hobbs and James S. Duberstein, were nominated to replace them. A quorum of shareholders was present at the special meeting, and all three nominees were elected. The new Board of Trustees has met seven times since the special shareholders' meeting, once in Orlando, Florida and six times by telephone conference.

Uncertain Value of Subordinated Debt Owed to Company

      The Company has recently received repayment of a significant amount of subordinated debt previously owed to its affiliates. In September 2004, the Company received payment of $630,000 of subordinated debt from the owner of a residential apartment property located in Tampa, Florida known as the Garden Terrace III property. Also, in October 2004, the Company received repayment of approximately $400,000 of subordinated debt from the owner of a residential apartment property located in Kissimmee, Florida known as the Heatherwood II property. In addition, earlier in December 2004, the Company received repayment of $236,600 of subordinated debt from an affiliate of Mr. Steinfurth that owns a residential apartment property located in Tampa, Florida known as the Candlewood II property.

      Despite such repayments, affiliates of the Operating Partnership continue to be owed significant amounts of subordinated debt secured by unrecorded subordinated mortgages on residential apartment properties. As of the date of this Report, the amount of subordinated debt owed to Operating Partnership affiliates is approximately $9.4 million. There can be no assurance that the Company will be repaid the full amount of the remaining outstanding debt due. Since the face amount and book value of the outstanding subordinated debt owed to the Company represents a significant portion of its property interests, the inability of the Company to receive repayment of a significant amount of such debt would have a material and adverse effect on its business, prospects, financial condition and operating results.

Uninsured Property Damage Caused by Hurricanes

      In mid-August 2004, several of the Company's properties suffered extensive property damage from Hurricane Charley, a Class 5 hurricane and one of the most severe of this century. In September, Hurricanes Francis and Jeanne also damaged several of the Company's properties. It is too early to accurately estimate the amount of damage to the properties since the Company's insurers, management and property managers are still assessing the properties. However, management believes that the Company will suffer a significant financial loss since some of the damage is expected to fall within the deductible amounts payable by the Company under its insurance policies. In addition, one property is not covered for wind damage caused by the hurricane. At this time, based on the limited information available due to the scarcity of contractors in Florida, it is estimated that total uninsured losses will range from $100,000 to $200,000.

Completion of Property Sales

      In October 2004, affiliates of the Operating Partnership consummated sales of record title to three residential apartment properties: Eagle Lake Apartments, a 77-unit property located in Port Orange, Florida; Heatherwood I Apartments, a 67-unit property located in Kissimmee, Florida; and Pine View Apartments, a 91-unit residential property located in Orlando, Florida. Included in the sale was Heatherwood II Apartments, a 41-unit property located in Kissimmee, Florida that was associated with subordinated debt owed to an affiliate of the Operating Partnership. The Company received approximately $800,000 of net proceeds from the sale of record title to the Eagle Lake, Heatherwood I and Pine View properties, and an additional approximately $400,000 of net proceeds from repayment of subordinated debt related to the Heatherwood II property.


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

Public Reporting Not Current

      Due to high public reporting costs, the Company's poor cash position, the resignation of KPMG as auditors in early 2004 and several other developments described in this Report, the Trust and the Operating Partnership have not filed with the SEC quarterly reports on Form 10-QSB for the third quarter 2003 or the first, second or third quarters 2004 or annual reports on Form 10-KSB for the year ended December 31, 2003. The Proxy Materials delivered to Trust shareholders and Operating Partnership unitholders in connection with the annual meeting of Trust shareholders held on September 22, 2004 contain substantially all financial and business information required by the rules and regulations issued under the Securities Exchange Act of 1934, as amended, to be included in those reports, except that certain financial statements contained therein have not been audited or reviewed by an independent accounting firm, certain recent accounting pronouncements have not been adopted, and certain management certifications required under the Sarbanes-Oxley Act of 2002 have been omitted.

Issues with Founders and Former Management

      In February 2002, the Board of Trustees of the Trust received the preliminary findings of a report prepared by an independent auditing firm in which the firm opined that certain transactions of the Trust and the Operating Partnership (including the Alexandria and Dolphin Cove, formerly named Riverwalk, property investments) entered into by former management involved improper conduct. The Board used the preliminary findings for discussions with former management of the Trust concerning the transactions and to investigate the rights and obligations of the Trust and the Operating Partnership in connection therewith.

      In the second and third quarter 2002, the Trust and the Operating Partnership entered into separate settlement agreements with Gregory K. McGrath and Robert S. Geiger, the founders and former Chief Executive Officer and Chief Operating Officer of the Trust and the Operating Partnership, respectively. Pursuant to the agreements, each of them forfeited all 378,873 Operating Partnership Units he acquired and deposited into escrow in connection with the formation of the companies, in exchange for a limited release from liability in connection with the acquisition and operation of the Alexandria and Dolphin Cove properties. The specific terms of the settlement agreements are subject to confidentiality agreements, but management believes the terms to be of substantial benefit to the Company. As a result of the agreements, neither Mr. McGrath nor Mr. Geiger (or any of his heirs) has any further interest in either the Trust or the Operating Partnership. In addition, because the settlements reduced the number of Units outstanding by a total of 757,746 Units, the then current holders of Units realized favorable accretion of net book value per unit on a pro rata basis. In connection with the settlements, the Operating Partnership reversed $243,339 of accrued liabilities payable to affiliates of Mr. McGrath which were forgiven by the terms of the settlement agreements.

      In light of the foregoing, the Company reviewed its accounting records to ascertain whether certain expenses charged to it by Mr. McGrath and Mr. Geiger during their tenure were incurred by them other than in connection with the performance of their duties to the Company and thus improperly reimbursed. Management has determined that some expenses were improperly reimbursed and negotiated a confidential settlement agreement with Wakul, Inc., an affiliate of Mr. McGrath, in October 2002 for repayment for payroll and benefits shared between the Company and McGrath-controlled entities. To date, all agreed payments have been made.

      In November 2003, Mr. McGrath, the Trust and the Operating Partnership entered into a multi-million dollar agreement under which Mr. McGrath agreed to make payments to the Operating Partnership over a 10-year period in settlement of certain claims involving alleged misconduct in respect of certain properties acquired by the Trust and the Operating Partnership during management under Mr. McGrath. The specific terms of the settlement agreement are subject to a confidentiality agreement, but management believes the terms to be of substantial benefit to the Company. In the second and third quarter 2004, Mr. McGrath made late payments of the two initial payments required under the settlement. His next payment is due December 31, 2004. Mr. McGrath will be released from liability for the Company's claims only upon full payment of the settlement. However, there can be no assurance that he will fulfill all his obligations under the settlement.

      Mr. Geiger died in early 2004, and it is uncertain whether the Company will pursue any claims it may have against his estate.


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

Florida's Securities Bureau Investigation of Company's Founders

      In October 2003 and February 2004, the State of Florida Financial Services Commission, Office of Financial Regulation, Bureau of Securities (the "Florida Commission"), requested that the Trust provide it with copies of certain records in its possession relating to: (i) the forensic audit prepared on behalf of the Trust as to certain transactions involving Mr. McGrath and Mr. Geiger during their tenure as Chief Executive Officer and Chief Operating Officer of the Trust and the Operating Partnership, respectively; (ii) expense accounts and other accounts controlled by Mr. McGrath and Mr. Geiger during their tenure as management; (iii) minutes of the Audit Committee of the Trust's Board of Trustees; (iv) the due diligence analysis conducted by Sigma Financial Corporation ("Sigma") and Mr. Rydell, a principal of Sigma, in connection with Sigma's underwriting of the Trust and the limited partnerships acquired by the Operating Partnership in connection with its exchange offering completed in April 2000; and (v) communications between Mr. McGrath and Mr. Rydell concerning the Trust or the Operating Partnership. The Trust delivered to the Florida Commission copies of documents in its possession that were responsive to its requests. In addition, the Trust notified the Florida Commission of the death of Mr. Geiger in the first quarter of 2004.

      Certain of the statements contained herein should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of the Company with respect to current events and financial performance. You can identify these statements by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "could," "should," and "continue" or similar words. These forward-looking statements may also use different phrases. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company's operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to obtain and maintain any necessary financing for operations and other purposes, whether debtor-in-possession financing or other financing; the ability of the Company to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization (the "Plan") with respect to the Chapter 11 proceedings (or any significant delays in connection therewith); the ability of the Company to negotiate and execute definitive transaction documents in connection with the Plan; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm the Plan, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the ability of the Company to maintain contracts that are critical to their operations; the potential adverse impact of the Chapter 11 proceedings on the liquidity or results of operations of the Company; the ability of the Company to consummate strategic alternatives with respect to their financial situations and capital structures; the ability of the Company to operate pursuant to the terms of the financing facilities of its affiliates (particularly the financial and operating covenants); the ability of the Company to fund and execute its proposed reorganization during the Chapter 11 proceedings and in the context of the Plan and thereafter; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to maintain satisfactory labor relations; the ability to maintain and increase rental rates and demand for rentals of residential apartment units in the markets in which the Company operate; the ability of the Company to finance and effectuate capital improvements that are required on many of its properties; economic conditions; financing availability and costs; operating costs, including insurance, marketing, maintenance and labor costs; competitive pressures on pricing and on demand; weather conditions; government legislation and regulation; impact of the Iraqi war and the Iraqi occupation and other acts of war or terrorism; the alternatives of the Company if the Plan is not consummated, including undertaking transactions that may have unforeseeable consequences to the holders of Trust common shares ("Common Shares") and Operating Partnership limited partnership units ("Units"); and other risks and uncertainties listed from time to time in the reports of the Company to the Securities and Exchange Commission ("SEC").

      There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Similarly, these


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and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company's various pre-petition liabilities, Common Shares and Units. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        REGISTRANT:

                                        BARON CAPITAL TRUST


Date: December 27, 2004                 By:    /s/ J. Stephen Miller
                                           -------------------------------------
                                                   J. Stephen Miller
                                                   Vice President - Accounting


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